As filed with the Securities and Exchange Commission on June 10, 1997
                                                   Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549
                             ----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------

                          SECURE COMPUTING CORPORATION
             (Exact name of Registrant as specified in its charter)

           DELAWARE                                              52-1637226
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

           2675 LONG LAKE ROAD                                      55113
          ROSEVILLE, MINNESOTA                                    (Zip Code)
(Address of principal executive offices)

    SECURE COMPUTING CORPORATION AMENDED AND RESTATED 1995 OMNIBUS STOCK PLAN
                            (Full title of the plan)

                                Jeffrey H. Waxman
                      Chairman and Chief Executive Officer
                          Secure Computing Corporation
                               2675 Long Lake Road
                           Roseville, Minnesota 55113
                     (Name and address of agent for service)

   Telephone number, including area code, of agent for service: (612) 628-2700
                             ----------------------

                         CALCULATION OF REGISTRATION FEE

==================================================================================================================
                                                                            Proposed
                                                   Proposed                  maximum
       Title of               Amount               maximum                  aggregate               Amount of
     securities to             to be            offering price              offering               registration
     be registered         registered(1)        per share(1)(2)             price(1)(2)                fee
==================================================================================================================
     Common Stock,          1,300,000
    $.01 par value            shares                $5.875                  $7,637,500              $2,315.00
==================================================================================================================


(1) The Registration Statement relates to an additional 1,300,000 shares of Common Stock to be offered pursuant to the registrant's Amended and Restated 1995 Omnibus Stock Plan, for which 3,944,131 shares of Common Stock have previously been registered pursuant to the registrant's Registration Statement Nos. 33-80065 and 333-114151.

(2) Estimated solely for the purpose of the registration fee pursuant to Rule 457(h)(1) based on the average of the high and low sales prices per share of the Registrant's Common Stock on June 5, 1997, as reported on the Nasdaq National Market.

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                          SECURE COMPUTING CORPORATION

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         There are incorporated in this Registration Statement by reference the contents of the registrant's Registration Statements Nos. 33-80065 and 333-114151.

ITEM 8.  EXHIBITS.

         Exhibit                          Description
         -------                          -----------

         4 Secure Computing Corporation Amended and Restated 1995 Omnibus Stock Plan, as amended.

         5            Opinion of Faegre & Benson LLP.

         23.1 Consent of Faegre & Benson LLP (contained in Exhibit 5 to this Registration Statement).

         23.2         Consent of Ernst & Young LLP

         23.3         Consent of Price Waterhouse, Chartered Accountants,
                      Toronto, Canada

         23.4         Consent of Price Waterhouse LLP, San Jose, California

         23.5         Consent of McClurkin Ahier & Company, Chartered
                      Accountants

         24           Powers of Attorney.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roseville, State of Minnesota, on June 10, 1997.

                                       SECURE COMPUTING CORPORATION


                                       By  /s/ Jeffrey H. Waxman
                                           -------------------------------------
                                           Jeffrey H. Waxman
                                           President and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 10, 1997.

Signature                                      Title
---------                                      -----


/s/ Jeffrey H. Waxman       President, Chief Executive Officer and Director
-------------------------   (Principal Executive Officer)
Jeffrey H. Waxman

/s/ Timothy P. McGurran     Vice President of Operations and Chief Financial
-------------------------   Officer (Principal Financial and Accounting Officer)
Timothy P. McGurran

Betsy S. Atkins*            Director

Robert J. Frankenberg*      Director

Glenn G. Mackintosh*        Director                  A majority of the
                                                      Board of Directors
Stephen M. Puricelli*       Director

Dennis J. Shaughnessy*      Director

* Jeffrey H. Waxman, by signing his name hereto, does hereby sign this document on behalf of each of the above named directors of the Registrant pursuant to powers of attorney duly executed by each person.

                                        By  /s/ Jeffrey H. Waxman
                                            -----------------------------------
                                            Jeffrey H. Waxman, Attorney in Fact


                                INDEX TO EXHIBITS


                                                                                             Method
Exhibit                               Description                                           of Filing
-------                               -----------                                           ---------

4        Secure Computing Corporation Amended and Restated 1995 Omnibus Stock
         Plan, as amended............................................................  Filed Electronically

5        Opinion of Faegre & Benson LLP..............................................  Filed Electronically

23.1     Consent of Faegre & Benson LLP
         (contained in its opinion filed as Exhibit 5 to this Registration Statement)

23.2     Consent of Ernst & Young LLP................................................  Filed Electronically

23.3     Consent of Price Waterhouse, Chartered Accountants, Toronto, Canada.........  Filed Electronically

23.4     Consent of Price Waterhouse LLP, San Jose, California.......................  Filed Electronically

23.5     Consent of McClurkin Ahier & Company, Chartered Accountants.................  Filed Electronically

24       Powers of Attorney..........................................................  Filed Electronically
